Exhibit 10.7

Form of Plan Participant Stock Restriction Agreement

2026 PLAN PARTICIPANT STOCK RESTRICTION AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THE SECURITIES AND EXCHANGE COMMISSION

NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED

ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This 2026 Plan Participant Stock Restriction Agreement (the “Agreement”) is made as of the _________ day of February, ___________ (the “Agreement Date”), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the “Company”), and _________ (the “Employee”).

WHEREAS, Employee is employed by CBL & Associates Management, Inc. (the “CBL Management Company”, an affiliate of the Company;

WHEREAS, pursuant to the Equity Incentive Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Employee ________ shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

The Employee’s date of receipt of the Stock Award set forth in this Agreement shall be and is _____________, 2026 (the “Receipt Date”).

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) as may be hereafter amended. The terms and provisions of the Equity Incentive Plan are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Equity Incentive Plan and the terms and provisions of this Agreement, the terms and provisions of the Equity Incentive Plan shall govern and control. Specifically, but without limitation, the granting of the Stock Awards under this Agreement and any and all issuances of shares of Common Stock for Stock Awards pursuant to this Agreement shall be subject to (i) the terms and provisions of the Equity Incentive Plan including but not limited to any term in the Equity Incentive Plan providing a maximum limitation on the number of shares of Common Stock that may be subject to the Stock Awards granted to the Employee pursuant to this Agreement in any calendar year, and (ii) applicable rules of any stock exchange or quotation system on which the Company’s Common Stock is listed or quoted and applicable U.S.

federal and state securities laws and regulations including but not limited to rules and regulations of the Securities and Exchange Commission (SEC).

2. Grant of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Employee all right, title and interest in _______ shares of Common Stock (the “Stock Award”).

3. Vesting. As used in this Agreement, the term “vest” or “vesting” shall mean the immediate, non-forfeitable, fixed right of present or future enjoyment of the Common Stock pursuant to the Stock Award. The balance of the Stock Award, subject to the terms, conditions and limitations contained herein (including but not limited to the provisions of Paragraph 4 below), shall vest in accordance with the following installments: one-third (33.33%) of the balance on the first anniversary of the Agreement Date hereof, and an additional one-third (33.33%) of the balance on each of the next succeeding two (2) anniversaries of the Agreement Date hereof (being a total of three (3) years, the “Vesting Period”); provided that, with respect to each such installment, the Employee has remained in continuous employment with the CBL Management Company from the Agreement Date through the date such installment is designated to vest.

4. Termination of Employment. (a) General. Except as set forth in this Paragraph 4 below, if the Employee’s employment with the CBL Management Company terminates for any reason, any non-vested portion of the Stock Award shall thereupon be forfeited and returned to the Company and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Common Stock subject to the Stock Award.

(b) Death or Disability. If the Employee’s employment with the CBL Management Company terminates for reasons of the Employee’s death or disability (as defined herein), the portion of the Stock Award that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee or his/her estate. For purposes hereof, the term “disability” refers to the complete and permanent disability of the Employee as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time. The Employee acknowledges and agrees that the determination of disability shall be within the sole, absolute and exclusive discretion of the Company.

(c) “Change in Control”. If the Employee’s employment with the CBL Management Company is terminated by the Company (or any successor company) within 24 months following a “Change in Control”, as defined in the Equity Incentive Plan, prior to the end of the Vesting Period, the Stock Award shall immediately, on the date of such termination, thereupon vest in the Employee.

(d) Termination of Employment Without Cause. If the Employee’s employment with the CBL Management Company is terminated by the CBL Management Company or the

Company without “cause” (as defined herein), the portion of the Stock Award that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee. For purposes hereof, the term “cause” shall be as defined in the employment agreement between the Employee and the Company and if there is no employment agreement in place between the Employee and the Company, then “cause” shall be as defined in Exhibit “A” attached hereto.

(e) Termination of Employment upon a “Company-Approved Retirement”. If the Employee’s employment with the CBL Management Company is terminated upon the Employee’s retirement pursuant to a retirement of the Employee that includes an approval by the Company’s Compensation Committee of the vesting referenced in this Paragraph 4(e) (a “Company-Approved Retirement”), then a portion or all of the Stock Award, as determined by the Company’s Compensation Committee, that is non-vested on the date of such termination shall vest in the Employee. If the Company’s Compensation Committee does not approve any vesting of the Stock Award on the date of such termination as referenced in this Paragraph 4(e), then any non-vested portion of the Stock Award shall thereupon be forfeited and returned to the Company and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Common Stock subject to the Stock Award.

Notwithstanding any provision herein to the contrary, if the Employee’s employment is terminated by the Company for “cause”, any non-vested portion of the Stock Award shall thereupon be forfeited and returned to the Company and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Common Stock subject to the Stock Award.

5. Rights as a Shareholder. The Employee shall have all of the rights as a shareholder with respect to any shares of Common Stock issued pursuant to the Stock Award subject only to the transfer restrictions set forth in Paragraph 6 below and forfeiture provisions set forth above. The Employee’s rights as a shareholder shall include the rights to receive all dividends on the Common Stock and to exercise any voting rights attributable to the Common Stock for so long as the Employee shall own the Common Stock but such rights shall cease as to any non-vested portion of the shares of Common Stock subject to the Stock Award that are forfeited pursuant to the terms of this Agreement.

6. Non-Transferability of Stock Award. Except for any transfers that may be required by law, including pursuant to any domestic relations order or otherwise, no non-vested portion of the Common Stock making up the Stock Award may be transferred by the Employee until the termination of the Vesting Period (or immediate vesting pursuant to the provisions of Paragraph 4(b), 4(c), 4(d) or 4(e) above) and any non-permitted attempted transfer by the Employee of any such non-vested portion prior to the termination of the Vesting Period shall be null and void. Any transferee who may receive any of such non-vested portion of the Common Stock making up the Stock Award pursuant to a transfer required by law as set forth above shall be subject to all the terms and provisions of this Agreement and any termination of the employment of the Employee prior to the termination of the Vesting Period (except for terminations of employment pursuant to Paragraph 4(b), 4(c), 4(d) or 4(e) above) shall cause the forfeiture of any non-vested shares of the Common Stock making up the Stock Award even if such shares are in the hands of a transferee.

7. Restricted Stock Account; Uncertificated Shares. The Employee understands and acknowledges that the shares of Common Stock issued to the Employee pursuant to the Stock Award will be held in an uncertificated form in a restricted stock account maintained by the Company’s stock transfer agent for the Employee until such time as such shares of Common Stock are no longer subject to the restrictions set forth in this Agreement. The Employee understands and acknowledges that as the shares of Common Stock issued to the Employee pursuant to the Stock Award shall vest during the Vesting Period and upon such vesting, the Company shall cause such vested shares to be issued out of the above-stated restricted stock account and delivered to an unrestricted stock account maintained by the Company’s stock transfer agent for the Employee (with reduction in the number of shares necessary to cover any applicable employment taxes unless the Employee shall elect to pay such amounts in cash pursuant to notices and procedures that the Company has instituted or shall institute) and such vested shares shall no longer be subject to the terms and provisions of this Agreement. The Employee understands and acknowledges that, except for terminations of employment pursuant to Paragraph4(b), 4(c), 4(d) or 4(e) above, in the event the Employee’s employment with the Company, its Subsidiaries or Affiliates including the CBL Management Company, is terminated at any time during the Vesting Period, any non-vested shares of Common Stock making up the Stock Award shall then be cancelled and/or returned to the Company and that the Company shall be entitled to take such action on behalf of the Employee in the form of executing such documents or instruments to authorize the cancellation of such shares and/or return of same to the Company

8. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Employee any right to continued employment or to restrict in any way the right of the Company or any Subsidiary or Affiliate including the CBL Management Company to terminate the Employee’s employment at any time.

9. Income Tax Withholding. The Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the shares of Common Stock issued pursuant to the Stock Award (as such shares vest or if certain tax elections are made by the Employee, i.e., a Section 83(b) election under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”)) and any dividends paid on any portion of non-vested shares of Common Stock, including, but not limited to, the following: (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Employee by the Company or any of its Subsidiaries or Affiliates including the CBL Management Company; (ii) requiring the Employee, or the beneficiary or legal representative of the Employee, to pay to the Company the amount required to be withheld or to execute such documents as the

Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

10. Restricted Stock. The Stock Award granted hereunder is intended to be a grant of restricted property to the Employee that is subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

14. Power of Attorney. The Employee, by execution of this Agreement, does hereby appoint the Company as the Employee’s attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the shares of Common Stock issued to the Employee pursuant to the Stock Award while such shares are subject to the restrictions provided by this Agreement. The employee understands and acknowledges that the shares of Common Stock issued to the Employee pursuant to the Stock Award may be subject to adjustment or substitution, as determined by the Company or the Company’s Compensation Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Company’s Compensation Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.

15. Section 83(b) Election. By execution of this Agreement, the Employee is acknowledging that he/she understands that he/she may make a Section 83(b) Election with respect to the Stock Award pursuant to applicable provisions of the Code but that such election must be made on or before the date that is thirty (30) days from the Receipt Date set forth above.

16. Reference to Company. The Stock Award granted hereunder is being made to the Employee by virtue of the Employee’s status as an employee of the CBL Management Company. As stated above, the CBL Management Company is an affiliate of the Company. The use of the term “Company” in this Agreement shall, unless the context specifically states otherwise, be deemed to include both CBL & Associates Properties, Inc. and the CBL Management Company.

17. Prospectus. A current prospectus describing the material terms of the Equity Incentive Plan is available for review in the Company’s internal website in the CBL Officer Guide in One Note under “Benefits – General Information – Equity Incentive Plan”.

18. Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument. To facilitate execution of this Agreement, the parties may exchange counterparts of the signature page by facsimile or electronic mail (e-mail), including, but not limited to, as an attachment in portable document format (PDF), which shall be effective as original signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date first written above.

CBL & ASSOCIATES PROPERTIES, INC.

Stephen D. Lebovitz

Chief Executive Officer

EMPLOYEE:

[Print Name]

Exhibit “A”

“Cause” Definition

For purposes of this Agreement, “Cause” shall mean (i) any act of fraud or willful malfeasance committed by Employee; (ii) Employee’s engagement in conduct which, is injurious to the Company or any of its affiliates, monetarily or otherwise if (provided, that, such conduct is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the alleged conduct and providing direction and a reasonable opportunity for Employee to cure any such alleged conduct, Employee then fails to cure such alleged conduct within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iii) Employee’s failure to perform Employee’s material duties, if (provided, that, such failure to perform or material breach is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the duties Employee has failed to perform and providing direction and a reasonable opportunity for Employee to cure any such alleged failures, Employee then fails to cure alleged failures within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iv) Employee’s conviction of, or pleading guilty or no contest to, a felony, or a conviction of, or a plea of guilty or no contest to, any criminal offence involving fraud, willful malfeasance, embezzlement, extortion, bribery, misappropriation or moral turpitude; (v) Employee’s (A) material violation of the Company’s policies and procedures including, but not limited to, (I) the Company’s policies prohibiting conduct that constitutes sexual misconduct, harassment (including sexual harassment), discrimination or retaliation and (II) the Fourth Amended and Restated Code of Business Conduct and Ethics dated February 16, 2022, as may be further amended; and (B) engagement in any conduct or cover-up of such conduct that is in violation of any of the Company’s policies and procedures (including but not limited to policies listed in (I) and (II) of this paragraph) that could cause or has caused damage to the reputation or business of the Company or any of its affiliates or their respective employees; provided, however, that, except for violations that would constitute “Cause” under subsection (iv) directly above, after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the material violations alleged to have been committed by Employee and providing direction and a reasonable opportunity for Employee to cure any such alleged violations (if curable, as determined by the Board or the Compensation Committee), Employee then fails to cure alleged violations within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee.